SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Procera Networks, Inc.
(Name of Registrant as Specified In Its Charter)
_________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 12, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Procera Networks, Inc. (the “Company”, “Procera” “we” or “our”). The Annual Meeting will be held at the Company’s offices located at 100 Cooper Court, Los Gatos, California 95032 on Wednesday, October 12, 2005, at 9:30 a.m., Pacific Daylight Savings Time.

At the 2005 Annual Meeting, shareholders will be asked to:

1.	Elect two (2) directors to the Board of Directors of the Company to serve for a three-year term;
2.	Ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending January 1, 2006;
3.
Consider and vote upon a proposal to amend the Fourth Article of the Articles of Incorporation of the Company increasing the authorized Common Stock, par value $0.001 per share, from 50,000,000 to 100,000,000 and increasing the authorized Preferred Stock, par value $0.001 per share, from 5,000,000 to 15,000,000;

4.	Consider and vote upon a proposal to amend the Company’s 2004 Option Plan to increase the number of shares available for grant from 2,500,000 to 5,000,000; and
5.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Enclosed with this letter are a Proxy Statement, a proxy card and a return envelope. Also enclosed is Procera Networks’ Annual Report on Form 10-KSB for the fiscal year ended January 2, 2005.

Only holders of Common Stock of the Company of record at the close of business on August 26, 2005 are entitled to notice of and to vote at the Annual Meeting. The Board of Directors of the Corporation is soliciting the proxies.

Your vote is very important to us regardless of the number of shares that you own. All stockholders, whether or not you expect to attend the Annual Meeting, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation. Each proxy granted may be revoked by the stockholder appointing such proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or addresses, each such proxy card should be signed and returned to ensure that all of your shares will be voted. If you return your proxy and later decide to attend the Annual Meeting, you may cancel your previous vote and vote in person at the meeting.

By Order of the Board of Directors:

___________________
Douglas J. Glader, President & CEO

Los Gatos, California
September _, 2005

PROCERA NETWORKS, INC.
100 COOPER COURT
LOS GATOS, CALIFORNIA 95032

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 12, 2005

GENERAL INFORMATION

This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2005 Annual Meeting of Procera Networks, Inc. (the “Company”, “Procera” “we” or “our”). The 2005 Annual Meeting will be held at the Company’s offices located at 100 Cooper Court, Los Gatos, California, 95032 on Wednesday, October 12, 2005, at 9:30 a.m., Pacific Daylight Savings Time.

This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information. The Board of Directors of Procera is soliciting these proxies.

At the Annual Meeting, you will be asked to:

1.	Elect two (2) directors to the Board of Directors of the Company to serve for a three-year term;
2.	Ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending January 1, 2006;
3.
Consider and vote upon a proposal to amend the Fourth Article of the Articles of Incorporation of the Company increasing the authorized Common Stock, par value $0.001 per share, from 50,000,000 to 100,000,000 and increasing the authorized Preferred Stock, par value $0.001 per share, from 5,000,000 to 15,000,000;

4.	Consider and vote upon a proposal to amend the Company’s 2004 Option Plan to increase the number of shares available for grant from 2,500,000 to 5,000,000; and
5.	Transact such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD’S NOMINEES FOR DIRECTOR AND FOR APPROVAL OF EACH OF THE OTHER PROPOSALS.

INFORMATION ABOUT THE 2005 ANNUAL MEETING AND VOTING

The Annual Meeting

The Annual Meeting will be held at our corporate headquarter offices located at 100 Cooper Court, Los Gatos, California, 95032, on Wednesday, October 12, 2005, at 9:30 a.m. Pacific Daylight Savings Time.

This Proxy Solicitation

We are sending you this Proxy Statement because our Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On September 19, 2005, we plan to begin mailing this Proxy Statement and the accompanying proxy card and Annual Report on Form 10-KSB for the fiscal year ended January 2, 2005 to all people who, according to our stockholder records, owned shares at the close of business on August 26, 2005. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report on Form 10-KSB and the other accompanying materials described above so that such record holders could supply these materials to the beneficial owners. We will bear the entire cost of this proxy solicitation.

Voting Your Shares

You may vote your shares at the Annual Meeting by completing and returning the enclosed proxy card, or by voting in person at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please take the time to vote. Votes may be cast:

-	by traditional paper proxy card; or

-	in person at the Annual Meeting.

Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted: (i) FOR the election of the nominees named below as directors of the Company; (ii) FOR the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company's Independent Registered Public Accounting Firm for the year ending January 1, 2006; (iii) FOR increasing the authorized shares of Common Stock from 50,000,000 to 100,000,000 and Preferred Stock from 5,000,000 to 15,000,000; (iv) FOR amendment of the Procera Networks 2004 Stock Option Plan; and (v) in the discretion of the persons named in the enclosed form of proxy on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. IF YOU DECIDE TO VOTE BY PROXY, THE PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, OCTOBER 12, 2005.

Voting in Person. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us prior to the Annual Meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Annual Meeting, we encourage you to submit the proxy card in advance to ensure the representation of your shares at the Annual Meeting.

Vote Required for Approval

Shares Entitled to Vote. On August 26, 2005, (the “Record Date”), 30,780,317 shares of our Common Stock were issued and outstanding. Each share issued and outstanding on the Record Date will be entitled to one vote on each of the proposals.

Quorum. The quorum requirement for holding the meeting and transacting business is that a majority of the issued and outstanding shares on the Record Date be present in person or represented by proxy and entitled to be voted. Accordingly, 15,390,159 shares must be present in person or by proxy for a quorum to be present. If a quorum is not present, a vote cannot occur. Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum.

Votes Required. In the election of directors, the two people receiving the highest number of “FOR” votes will be elected. In increasing the authorized shares of Common Stock and Preferred Stock, a vote of the majority of the issued and outstanding shares of the Company is required. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote.

Additional Information

We are mailing our Annual Report on Form 10-KSB for the fiscal year ended January 2, 2005, including consolidated financial statements, to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report on Form 10-KSB does not constitute a part of the proxy solicitation material. The Annual Report on Form 10-KSB tells you how to get additional information about us.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for election to the Board of Directors are:

Douglas J. Glader
Thomas Williams

Each director will be elected to serve for a three-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified. All two nominees are currently members of the Board of Directors and have consented to serve as directors if re-elected. Douglas J. Glader is our President and Chief Executive Officer. More detailed information about each of the nominees is available in the section of this Proxy Statement titled “Directors and Executive Officers”.

There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named directors was selected as a director of the Company.

If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board of Directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board of Directors.

The Board of Directors has established the size at five members. Proxies for the Annual Meeting may not be voted for more than two directors. The Board of Directors has one (1) vacant seat that will remain vacant until a suitable nominee can be found.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board of Directors.

DOUGLAS J. GLADER has served as our President and Chief Executive Officer and as a member of our Board of Directors since the October 2003 merger. He served as President and Chief Executive Officer of PNI since founding PNI in May 2002. Prior to founding PNI, Mr. Glader served from 1996 to 2002 in key senior executive positions at Digi International, Inc., including Executive Vice President, Chief Operating Officer, Senior Vice President of Worldwide Manufacturing and Operations, and General Manager of Milan Technology, Digi's LAN products division. Mr. Glader has more than 27 years of experience in general management with firms such as Memorex, Measurex Corporation, Altus Corporation and Direct Incorporated, all located in the San Francisco Bay Area. In addition to co-founding Greyhawk Systems, Inc., a manufacturer of electronic imaging hardware and software, Mr. Glader has managed manufacturing operations in Belgium, Ireland, Mexico and the Pacific Rim. Mr. Glader serves on the board of directors of Uromedica, a privately held company in Plymouth, Minnesota.

THOMAS WILLIAMS has served as a member of our Board of Directors since the October 2003 merger. He served as a Director of PNI from May 2002 to October 2003. Mr. Williams has 20 years' experience as CFO and General Counsel in start-up and medium-sized venture capital-backed technology companies. Mr. Williams' early years were spent with IBM and Shell Oil Company in engineering and legal positions. In 1971, Mr. Williams joined the management team of Measurex Corp., a process control start-up, responsible for engineering project budgeting and patent matters as the company grew from $4 million to $50 million in revenues. In 1976, Mr. Williams and two partners took over management of Altus Corporation, guided the company through bankruptcy and raised venture capital. From 1984 though 1993, Mr. Williams was CFO and General Counsel for Greyhawk Systems, an innovator in high-resolution electronic imaging, which was sold in 1993. From 1993 to 1997, Mr. Williams was in the private practice of law. In 1997 he was appointed as CFO of IC WORKS, Inc., a venture capital-backed semiconductor company, on an interim basis to guide a financial turnaround. Within six months, the company was brought from near bankruptcy to a cash positive position, which allowed the company to be sold in 1998 for more than $100 million. From 1999 through 2004 Mr. Williams was CFO at Bandwidth9, a company developing tunable lasers for the fiber optics industry. Mr. Williams was interim CEO of Telecis Wireless, Inc. in late 2004 and early 2005. Mr. Williams holds a B.S. degree in electrical engineering, and a law degree from the University of Minnesota and a M.B.A. from the University of California at Berkeley. He is a member of the California, New York (inactive), Federal and Patent bars.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Burr, Pilger & Mayer LLP (“BPM”), an Independent Registered Public Accounting Firm, to act as an Independent Registered Accounting Firm for Procera and its consolidated subsidiaries for our fiscal year ending January 1, 2006. BPM has advised Procera that the firm does not have any direct or indirect financial interest in Procera or any of its subsidiaries, other than its capacity as our independent certified public accountants.

BPM has served as our Independent Registered Public Accounting Firm since October 24, 2003. The decision to engage BPM was recommended by the Company’s management team and unanimously approved by the Company’s Audit Committee of and the Board of Directors, and unanimously approved by the full Board of Directors. We did not seek the advice of BPM on specific audit issues relating to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any matter that was a reportable event prior to engagement of this firm.

In making the recommendation for BPM to become the Company’s Independent Registered Public Accounting Firm for the fiscal year ending January 1, 2006, the Company’s management team and the Audit Committee reviewed the audit and non-audit services proposed to be performed during fiscal year 2005.

BPM has confirmed to Procera that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission (“SEC”) governing auditor independence.

A representative of BPM is expected to attend the Annual Meeting.The representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders. Additional information about BPM may be obtained by visiting their website at www.bpmllp.com.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Burr, Pilger & Mayer LLP.

PROPOSAL 3:

AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK

On August 24, 2005, the Company's Board of Directors unanimously approved a resolution to amend the Fourth article of the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 50,000,000, par value $0.001 per share to 100,000,000, par value $0.001 per share, and to increase the authorized shares of Preferred Stock from 5,000,000, par value $0.001 per share, to 15,000,000, par value $0.001 per share. .

The increase of authorized shares of Common Stock and Preferred Stock will be effected by an amendment to the Fourth article of the Company's Articles of Incorporation, and such increase will become effective upon the filing of an Amendment to the Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada. The proposed Amendment, if adopted by the Stockholders, would increase the number of shares of Common Stock, which the Company has authority to issue from 50,000,000 shares to 100,000,000 shares and would increase the number of shares of Preferred Stock which the Company has authority to issue from 5,000,000 shares to 15,000,000 shares.

The additional shares of Common Stock to be authorized would be identical to the existing Common Stock in all respects. The holders of the Company's Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. On any liquidation of the Company, after payment of all indebtedness, the assets of the Company will be distributed pro rata to the holders of the Common Stock, subject to such rights as may have been granted to any holders of Preferred Stock. Holders of Common Stock have no preemptive rights and are entitled to one vote for each share held on each matter submitted to a vote of stockholders.

The Company’s Board of Directors shall continue to be authorized and empowered, subject to limitations prescribed by law and the provisions of Article Four of its Articles of Incorporation, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of each such series.

The number of shares of Common Stock issued and outstanding as of this Proxy Statement is 30,780,317, which number is less than the currently authorized 50,000,000 shares. Of the 5,000,000 shares of Preferred Stock currently authorized, none are outstanding. However, the Company has issued warrants, options and other convertible securities for its Common Stock for financing purposes (“Convertible Securities”), and if all the issued Convertible Securities were immediately converted into shares of Common Stock the number of issued and outstanding shares would increase to approximately 42,909,060. The proposed Amendment will result in increasing the number of shares of Common Stock authorized but unissued from 7,090,940 to 57,090,940. These shares of Common Stock will be available for issuance at the discretion of the Board of Directors from time-to-time for any proper corporate purpose, including possible future financings, generally without further action of stockholders. The Company regularly evaluates its capital resources and working capital requirements and from time to time may elect to raise additional capital by issuing shares of its Common Stock, Preferred Stock, or securities exercisable or convertible into such shares. In addition, the Company has previously announced that it is evaluating possible strategic partner relationships that may involve the issuance of the Company’s equity securities.

The Board of Directors has determined that it would be in the best interests of the Company to further increase the number of authorized shares of Common Stock to 100,000,000 and to increase the number of authorized shares of Preferred Stock to 15,000,000. The Company believes that having such additional shares available for issuance will enable the Company to take prompt action on such corporate opportunities as may materialize in the future if the Board of Directors of the Company deems such issuance to be in the best interest of the Company. The disadvantage of such increase is that any additional issuances of Common Stock and any issuance of Preferred Stock will dilute the percentage of the Company owned by existing stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The resolution to be voted upon to effect the amendment to the Articles of Incorporation increasing the authorized shares of Common Stock of the Company to 100,000,000 and increasing the authorized shares of Preferred Stock of the Company to 15,000,000 is set out in Exhibit A to this Proxy Statement.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote shall be necessary for adoption of the proposed Amendment.

The Board of Directors recommends that the stockholders vote FOR approval of an increase to the authorized number of shares and an amendment to the Articles of Incorporation, which provides for an increase for the authorized number of shares of 50,000,000 to 100,000,000 shares of Common Stock and for the authorized number of shares of 5,000,000 to 15,000,000 shares of Preferred Stock reserved for issuance.

PROPOSAL 4:

APPROVAL OF THE AMENDED 2004 STOCK OPTION PLAN

In August 2003 and October 2004 the Board of Directors and stockholders of the Company adopted the 2003 Stock Option Plan (the “2003 Plan”) and 2004 Stock Option Plan (the “2004 Plan”), respectively (collectively referred to as the "Plan"). The number of shares available for options under the 2003 Plan and 2004 Plan is 2,500,000 and 2,500,000, respectively. As of August 26, 2005, 77,000 shares were available for future grants under the 2003 Plan and 881,167 shares were available for future grants under the 2004 Plan. The Company seeks to increase the number of shares reserved for issuance under the 2004 Plan to 5,000,000 shares of the Company’s Common Stock (the “Amended 2004 Plan”). If approved, the number of shares of Common Stock reserved for issuance under the Company’s Amended 2004 Plan will be increased by 2,500,000, from 2,500,000 to 5,000,000 shares of Common Stock. Other than increasing the number of shares reserved for the 2004 Plan, all other provisions of the 2004 Plan shall remain the same.

A brief description of the material terms of the 2004 Plan is set forth under “Directors and Executive Offiers - Stock Option Plan” on page 19 hereof.

We are requesting that the stockholders vote in favor of the Amended 2004 Plan which was approved by the Board of Directors on August 24, 2005. We firmly believe that a broad-based stock option program is a necessary and powerful employee incentive and retention tool that benefits all of Procera’s stockholders. The full text of the Amended 2004 Plan is set forth as Exhibit B.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote “FOR” the Procera Networks, Inc. Amended 2004 Plan.

OTHER BUSINESS

As of the date of this Proxy Statement, our management was not aware of any other matter to be presented at the Annual Meeting other than as set forth herein. However, if any other matters are properly brought before the Annual Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of August 26, 2005, as to:

-	each person (or group of affiliated persons) known by us to own beneficially more than five percent of our Common Stock;

-	each of our directors, our chief executive officer and the two other most highly paid executive officers; and

-	all our directors and officers as a group.

Information as to beneficial ownership is based upon. Each individual has sole voting and investment power over the shares, except as otherwise noted. For the purposes of calculating percentage ownership as of August 26, 2005, 30,780,317 shares were issued and outstanding and, for any individual who beneficially owns shares represented by options or warrants exercisable on or before August 26, 2005, these shares are treated as if outstanding for that person. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Procera Networks, Inc., 100 Cooper Court, Los Gatos, California 95032.

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of August 26, 2005 by: (i) all persons who are known to us to be beneficial owners of five percent or more of the common shares; (ii) each of our Directors; (iii) the Named Executive Officers named in the Executive Compensation section of this Proxy Statement; and (iv) all current Directors and executive officers as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class Beneficially Owned
Douglas Glader	4,148,970 shares	13.5%
Gary Johnson(1)	140,000 shares	*
Jay Zerfoss	610,818 shares	2.0%
Anil Sahai (2)	1,595,790 shares	5.2%
Thomas Williams (3)	134,000 shares	*
Scott McClendon (4)	36,000 shares	*
Thomas Saponas (5)	32,000 shares	*
All officers and directors as a group (seven persons)	6,697,570 shares	21.7%

* indicates less than 1%

(1) Shares beneficially owned by Gary Johnson include options to purchase 125,000 shares of Procera’s Common Stock at $0.92 per share and warrants to purchase 15,000 shares of Procera’s Common Stock at $2.05  per share that are exercisable in whole or in part within 60 days of August 26, 2005
(2) Shares beneficially owned by Anil Sahai include options to purchase 1,510,000 shares of Procera’s Common Stock at $1.50 per share that are exercisable in whole or in part within 60 days of August 26, 2005 and 65,000 shares of Procera’s Common Stock owned by Ezyte, Inc., a company entirely owned by Mr. Sahai.
(3) Shares beneficially owned by Thomas Williams include options to purchase 16,000 shares of Procera’s Common Stock at $3.35 per share, options to purchase 8,000 shares of Procera’s Common Stock at $1.67 per share and a warrant to purchase 10,000 shares of Procera's Common Stock at $1.86 per share that are exercisable in whole or in part within 60 days of August 26, 2005.

(4) Shares beneficially owned by Scott McClendon include options to purchase 28,000 shares of Procera’s Common Stock at $3.35 per share and options to purchase 8,000 shares of Procera’s Common Stock at $1.67 per share that are exercisable in whole or in part within 60 days of August 26, 2005.
(5) Shares beneficially owned by Thomas Saponas include options to purchase 28,000 shares of Procera’s Common Stock at $1.70 per share and options to purchase 4,000 shares of Procera’s Common Stock at $1.67 per share that are exercisable in whole or in part within 60 days of August 26, 2005.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Common shares subject to options or warrants that are currently exercisable or exercisable within 60 days of August 26, 2005 are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address for each of the individuals listed in the table is care of Procera Networks, Inc., 100 Cooper Court, Los Gatos, California 95032. Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all common shares shown as beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 30,780,317 shares of our Common Stock outstanding as of August 26, 2005.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position
Douglas J. Glader	62	President, Chief Executive Officer and a Director
Jay Zerfoss	71	Chief Financial Officer and Secretary
Anil Sahai	45	Chief Technology Officer
Gary Johnson	60	Senior Vice President of Sales and Marketing
Scott McClendon	66	Director
Thomas Saponas	56	Director
Thomas Williams	67	Director

DOUGLAS J. GLADER see prior description.

JAY ZERFOSS has served as our Chief Financial Officer and Secretary since the October 2003 merger. He served as the Chief Financial Officer and Secretary of PNI from May 2002 to October 2003. Mr. Zerfoss is an accomplished CPA with extensive experience as a Controller, Treasurer, Director of Finance, Vice President of Finance and Administration, and CFO for a variety of organizations. His areas of expertise include start-up high technology manufacturing companies with national and global concerns, rendering board of directors reporting, financial statement preparation, cash management reporting, planning and budgeting, policies and internal controls, attorney, auditor, and banking relationships. Prior to joining PNI, Mr. Zerfoss was Director of Finance at InnoWave Broadband Inc. from January 1998 until November 2001. From November 2001 until May 2002, Mr. Zerfoss was an independent financial consultant.

ANIL SAHAI has served as our Chief Technology Officer since March 2005. From 1990 until 1994, Dr. Sahai was a core member of the engineering team at Amdahl, which architected one of the first Redundant Array of Independent Drives (“RAID”) products for mainframes using Small Computer System Interface (“SCSI”) drives and Enterprise Systems Connection (“ESCON”) channels. From 1997 until 1999 at Compaq Corporation Dr. Sahai managed the team that was responsible for the performance architecture of NT servers and SAN line of products based on Servernet technologies. In June 2000, Dr. Sahai founded Ezyte, Inc. whose assets he sold to Procera in May 2004. In addition, Procera purchased 100% of the outstanding stock of EZ2, Inc. which was a company founded by Dr. Sahai. He has a PhD in computer science with specialization in packet switching architecture from University of California, Santa Cruz, and a Masters from Sloan at MIT with specialization in new product development and international corporate strategies. Dr. Sahai has published technical papers in many journals, and presented seminars at various conferences, tradeshows and universities all over the world in the areas of high performance packet switching, storage architecture, wireless Internet architectures, system performance modeling, and international corporate strategies.

GARY J. JOHNSON has served as Senior Vice President of Sales & Marketing since October 2004. Mr. Johnson has more than 25 years experience as an executive in the Silicon Valley high technology industry. He is a highly respected senior executive, who has held positions as CEO and president, executive vice president of sales and marketing, vice president of operations and numerous other senior management roles. Prior to joining us, Mr. Johnson was CEO at Force Field, Inc. From November 1999 until June 2001, he served as president and CEO of Berkeley Software Design, Inc. (BSDi), where he pioneered the Internet server category, built the company with 1000 percent revenue growth, orchestrated the acquisition of two companies leading to the acquisition of BSDi by Wind River Systems Inc. From December 1996 to November 1999, he served as President of Click Software Inc. an enterprise service scheduling software provider, where he developed their presence in North America, developed relationships with numerous OEM and channel partners, grew the customer base with dozens of significant enterprise accounts and positioned the firm to raise over $50 million in its NASDAQ IPO. Mr. Johnson also held various senior sales management positions at SCO (The Santa Cruz Operation, Inc.) now (Caldera/SCO), Convergent Technologies, now (Unisys), and Tandem Computers, now (Compaq/HP). He was also employed by Fairchild Semiconductor, and Measurex Corporation early in his career. Mr. Johnson holds a Bachelor's Degree in Business Administration from Michigan State University.

SCOTT MCCLENDON has served as a member of our Board of Directors since March 1, 2004. He is currently a member of the Audit Committee. Mr. McClendon served as the President and Chief Executive Officer of Overland Storage, Inc. (NASDAQ: OVRL) from October 1991 to March 2001, when he was named Chairman, and was an officer and employee until June 2001. He was employed by Hewlett-Packard Company, a global manufacturer of computing, communications and measurement products and services, for over 32 years in various positions in engineering, manufacturing, sales and marketing. He last served as the General Manager of the San Diego Technical Graphics Division and Site Manager of Hewlett-Packard in San Diego, California. Mr. McClendon is a director of SpaceDev, Inc., an aerospace development company. Mr. McClendon has a BSEE and MSEE from Stanford University.

THOMAS SAPONAS has served as a member of our Board of Directors since April 1, 2004. Mr. Saponas served as the Senior Vice President and Chief Technology Officer of Agilent Technologies, Inc. (NASDAQ: A) from August 1999 until he retired in October 2003. Prior to being named Chief Technology Officer, from June 1998 to April 1999, Mr. Saponas was Vice President and General Manager of Hewlett-Packard’s Electronic Instruments Group. Mr. Saponas has held a number of positions since the time he joined Hewlett-Packard. Mr. Saponas served as General Manager of the Lake Stevens Division from August 1997 to June 1998 and General Manager of the Colorado Springs Division from August 1989 to August 1997. In 1986, he was a White House Fellow in Washington, D.C. Mr. Saponas has a BSEE/CS (Electrical Engineering and Computer Science) and an MSEE from the University of Colorado. Mr. Saponas is on the Board of Directors of The University of Colorado Foundation and on the Board of Directors of the El Paso County Red Cross Organization.

THOMAS WILLIAMS see prior description.

Our executive officers are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors, subject to the terms of any employment agreements with us, until their successors have been duly elected and qualified or until their earlier resignation or removal. There are no family relationships between any directors and executive officers.

Board Committees

We currently have two committees of our Board of Directors: the Audit Committee and the Compensation Committee.

The Audit Committee reviews, acts on and reports to the Board of Directors regarding various auditing and accounting matters, including the selection of our independent auditors, the monitoring of the rotation of the partners of the independent auditors, the review of our financial statements, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. There is currently one member of the Audit Committee, Mr. McClendon. This Committee held four meetings during the last fiscal year.

The Compensation Committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees. There is currently one member of the Compensation Committee, Thomas Saponas. This Committee held no meetings during the last fiscal year. Mr. Glader, our Chief Executive Officer, participated in deliberations of the Board of Directors relating to his compensation.

The Company does not have a standing Nominating Committee for director nominees and has not adopted a Nominating Committee charter. Rather, the full Board of Directors participates in the consideration of director nominees. Since the Company is a small business issuer and one of its directors is independent, the Company believes a standing Nominating Committee for director nominees is not necessary.

Audit Committee Financial Expert

The Board of Directors has determined that it does not have an audit committee financial expert serving on our Audit Committee. Under the applicable Securities and Exchange Commission standard, an audit committee financial expert means a person who has the following attributes:

-	An understanding of generally accepted accounting principles and financial statements;
-	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
-
Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

-	An understanding of internal controls and procedures for financial reporting; and
-	An understanding of audit committee functions.

We are seeking, but have not yet found, a qualified audit committee financial expert.

Board Committees and Meetings

During the Company’s fiscal year ended January 2, 2005, the Board of Directors held four meetings. During this period, all of the directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served. The Company’s directors are strongly encouraged to attend the annual meeting of shareholders. All of the Company’s directors standing for re-election attended last year’s annual meeting.

Compliance with Section 16(A) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes of ownership of such securities with the United States Securities and Exchange Commission. Based solely on the copies of such forms received by us, our management believes that during the year ended January 2, 2005, Messrs. Greg Dewing, Magnus Hansen, Anil Sahai, Scott McClendon and Thomas Saponas did not timely file certain Form 4's, and for the period from January 2, 2005 through August 26, 2005, Messrs. Magnus Hansen, Thomas Saponas, Thomas Williams and Scott McClendon did not timely file certain Form 4's.

Code of Ethics

We do not have a code of ethics. The Board of Directors has decided to postpone the adoption of a code of ethics until we are able to focus our business plan and develop a greater infrastructure. Once we have adopted a code of ethics a copy may be obtained by sending a written request to us.

Directors' Compensation

Directors who are also Company employees receive no additional compensation for serving on the Board. We reimburse non-employee Directors for all travel and other expenses incurred in connection with attending meetings of the Board of Directors. Our Directors who are also employees may participate in other incentive plans described under "Item 2. Executive Compensation." Our non-employee Directors are eligible for option grants under the Company's 2003 and 2004 Stock Option Plan and additional compensation for additional work in connection with the extra services. The following table sets forth the aggregate number of options granted to each non-employee director as of January 2, 2005.

	Exercise
Non-employee director	Shares	Price

Scott McClendon (1)	28,000	$3.35
Thomas Saponas (2)	28,000	$1.70
Thomas Williams (3)	16,000	$3.35

(1)	Mr. McClendon became a director in March 2004.
(2)	Mr. Saponas became a director in April 2004.
(3)	Mr. Williams became a director in May 2002.

Twenty-five percent of the options granted to directors under the Company's 2003 & 2004 Stock Option Plan vest on the last day of each calendar quarter. These options will fully vest over a twelve-month period. In addition, Mr. Williams was compensated for his efforts in the Special Warrant Offer by: (i) a cash stipend representing one-half percent (0.5%) of all net proceeds received by the Company for the Special Warrant Offer; and (ii) a warrant to purchase 10,000 shares of the Company’s common stock with a term of three years from the closing date of the Special Warrant Offer at an exercise price equal to the closing market price on April 13, 2005.

Executive Compensation

The following table sets forth all compensation paid in respect of the individuals who served, during the year ended January 2, 2005, as our Chief Executive Officer and the next five mostly highly compensated executive officers (collectively the "NAMED EXECUTIVE OFFICERS") whose total salary and bonus was in excess of $100,000 per annum. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARS or any other compensation paid to executive officers.

ANNUAL COMPENSATION

Name and principal position	Year		Salary ($)	Bonus ($)	Underlying ($)	Option (#)

Douglas J. Glader, CEO	2004	(1)	$332,264	0	0
	2003		$222,203	0	0
	2002		$63,928

Anil Sahai	2004		$138,462	0	0	2,300,000
V.P. & CTO	2003		0	0	0
	2002		0	0	0

Jay R. Zerfoss, V.P. of	2004		$140,000	0	0
Finance & CFO	2003		$94,746	0	0
	2002		$50,329	0	0

Magnus Hansen, V.P.,	2004		$135,000	0	0
Engineering (4)	2003		$58,157	0	0
	2002		$29,416	0	0

Gary Johnson, Sr. V.P.	2004		$25,385	0	0	500,000
of Sales & Marketing	2003		0	0	0
	2002		0	0	0

John McQuade,	2004		$110,000	0	0
Director, Operations (5)	2003		$63,735	0	0
	2002		$25,860	0	0

(1) Mr. Glader's employment letter provides that he will receive his then current base salary for an additional 18 months in the event that he is terminated without cause. There are no other severance provisions.
(2) Mr. Sahai became Executive Vice President & CTO in March 2004. Mr. Sahai was granted, pursuant to the terms of the Company's 2003 Stock Option Plan and his employment letter, options to purchase an aggregate of 2,300,000 shares of the Company’s common stock, of which options to purchase an aggregate 1,230,000 shares of the Company’s common stock vested as of January 2, 2005.
(3) Mr. Johnson became Senior Vice President of Sales & Marketing in October 2004. Mr. Johnson was granted, pursuant to the terms of the Company's 2004 Stock Option Plan and his employment letter, options to purchase an aggregate of 500,000 shares of the Company’s common stock, of which no options were vested as of January 2, 2005.
(4) As of March 18, 2004 Mr. Hansen is no longer a named executive officers.
(5) As of March 18, 2004 Mr. McQuade is no longer a named executive officers.

Stock Option Grants in Fiscal Year 2004

The following table sets forth information regarding individual grants of options to purchase common shares pursuant to the 2003 Stock Option Plan and 2004 Stock Option Plan to the Named Executive Officers during the year ended January 2, 2005.

Name	Number of securities under options granted	% of total options granted to employees in fiscal 2004	Exercise price ($)	Expiration date

Anil Sahai (1)	2,300,000	73.2%	$1.50	Mar. 22, 2014
Gary Johnson (2)	500,000	15.9%	$0.92	Oct. 18, 2014

(1) Stock options granted pursuant to the 2003 Stock Option Plan: In April 2004, Mr. Sahai was granted options to purchase 2,300,000 shares of the Company’s common stock which vest as follows: 575,000 options vest on April 22, 2004; 575,000 options vest on October 22, 2004; and, starting in November 2004, the remaining 1,150,000 options shall vest at a rate of 40,000 options per month.
(2) Stock options granted pursuant to the 2004 Stock Option Plan: In October 2004, Mr. Johnson was granted options to purchase 500,000 shares of the Company’s common stock which vest as follows: 83,333 shares vest on April 18, 2005, and starting on May 31, 2005, the remaining 416,667 options shall vest at a rate of 13,889 options per month.

Aggregated Option Exercises for Year Ended January 2, 2005 and Year Ended Option Values

The following table sets forth certain information concerning each exercise of stock options during year ended January 2, 2005 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on January 2, 2005.

Name	Securities acquired on exercise (#)	Aggregate value realized ($)	Number of Securities Underlying Unexercised Options at FY - End (#) Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at FY - End ($) (1) Exercisable/Unexercisable

Anil Sahai	--	--	1,230,000/1,070,000	$442,800/$385,200
Gary Johnson	--	--	0/500,000	$0/$470,000

(1) The average price for the Common Stock as reported by the OTC Bulletin Board on January 2, 2005, was $1.86 per share. Value is calculated on the basis of the difference between the option exercise price and $1.86 multiplied by the number of shares of Common Stock underlying the options.

Stock Option Plan

In August 2003 and October 2004, the Company’s board of directors and shareholders adopted the 2003 Stock Option Plan and 2004 Stock Option Plan, respectively (collectively referred to as the "Plans"). The following description of the Plans is a summary and is qualified in its entirety by the text of the Plans. The purpose of the Plans is to enhance the Company’s profitability and stockholder value by enabling it to offer stock based incentives to employees and directors. The Plans authorize the grant of options to purchase shares of the Company’s common stock to employees and directors. Under the Plans, the Company may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options. Incentive stock options may only be granted to Company employees.

The number of shares available for options under the Plans is 5,000,000, although we are requesting at the Annual Meeting that the stockholders vote in favor of amending the 2004 Plan to increase the number of shares to the Amended 2004 Plan to 5,000,000 to make the total number of shares available for options under the Plan to 7,500,000. As of January 2, 2005, 1,857,000 shares were available for future grants. The options under the Plans vest over varying lengths of time pursuant to various option agreements that are entered into with the grantees of such options. The Plans are administered by an Administrator designated by the Board of Directors. Subject to the provisions of the Plans, the Administrator has authority to determine the employees and directors who are to be awarded options and the terms of such awards, including the number of shares subject to such options, the fair market value of the common stock subject to such options, the exercise price per share and other terms.

Incentive stock options cannot have a duration of more than 10 years. If the grant is to a stockholder holding more than 10% of the Company’s voting stock, the exercise price must be at least 110% of the fair market value on the date of grant. Terms and conditions of awards are set forth in written agreements between the Company and the respective optionholders.

Optionees have no rights as stockholders with respect to shares subject to option prior to the issuance of such shares pursuant to the exercise thereof. An option becomes exercisable at such time and for such amounts as determined by the Administrator. An optionee may exercise a part of the option from the date that part first becomes exercisable until the option expires. The purchase price for shares to be issued to an employee upon his or her exercise of an option is determined by the board of directors on the date the option is granted. The Plans provide for adjustment as to the number and kinds of shares covered by the outstanding options and the option price therefor to give effect to any stock dividend, stock split, stock combination or other reorganization.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Douglas J. Glader has an employment agreement with us discussed elsewhere in this Proxy Statement.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions with affiliated persons be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and be on terms no less favorable to us than could be obtained from unaffiliated third parties.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Effective on October 24, 2003, and as a result of the Merger, Lesley, Thomas, Schwarz & Postma, Inc. was dismissed as the principal accountant engaged to audit Zowcom's financial statements. Lesley, Thomas, Schwarz & Postma, Inc. performed the audit of Zowcom's financial statements for the fiscal years ended December 31, 2001 and 2002. During this period and the subsequent interim period prior to their dismissal, there were no disagreements with Lesley, Thomas, Schwarz & Postma, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Lesley, Thomas, Schwarz & Postma, Inc. would have caused them to make reference to this subject matter of the disagreements in connection with their report, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-B").

The audit reports of Lesley, Thomas, Schwarz & Postma, Inc. for Zowcom's fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

Zowcom requested Lesley, Thomas, Schwarz & Postma, Inc. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by us. A copy of such letter, dated October 24, 2003, has been filed with the SEC.

Effective October 24, 2003, we engaged Burr, Pilger & Mayer LLP, whose address is Two Palo Alto Square, 3000 El Camino Real, Suite 250, Palo Alto, California, 94306 to audit our financial statements. During our most recent fiscal year and the subsequent period prior to such appointment, we have not consulted the newly engaged accountant regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

Our Board of Directors approved the change in accountants described herein.

INFORMATION REGARDING THE FEES PAID TO BURR, PILGER & MAYER LLP
DURING THE YEARS ENDED JANUARY 2, 2005 AND DECEMBER 31, 2003

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years:

	2004	2003
Audit fees[1]	$66,260	$44,795
Audit-related fees[2]	$45,085	36,315
Tax fees	---	---
All other fees	---	---

(1)	Audit fees include fees associated with the annual audit and 10-KSB, and the reviews of the Company's quarterly reports on Form 10-QSB.
(2)	Audit-related fees principally included accounting consultations.

All of the professional services rendered by our principal accountants for the audit of our annual financial statements and review of financial statements included in our Form 10-QSB’s or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the last two fiscal years were approved by the Audit Committee. The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by the Company’s Independent Registered Public Accounting Firm are submitted to the Audit Committee. Requests for all non-audit related services require pre-approval form the Audit Committee.

CORPORATE GOVERNANCE INFORMATION

Stockholders can access Procera’s corporate governance information, at Procera’s website, www.proceranetworks.com, the content of which website is not incorporated by, referenced into, or considered a part of, this document.

ADDITIONAL INFORMATION

THE COMPANY’S 2004 ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS FOR THE YEAR ENDED JANUARY 2, 2005, IS BEING DISTRIBUTED TO ALL STOCKHOLDERS OF THE COMPANY TOGETHER WITH THIS PROXY STATEMENT, IN SATISFACTION OF THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION. ADDITIONAL COPIES OF THE REPORT, EXCEPT FOR EXHIBITS, ARE AVAILABLE AT NO CHARGE UPON REQUEST. TO OBTAIN ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-KSB, PLEASE CONTACT PROCERA NETWORKS, INC., 100 COOPER COURT, LOS GATOS, CALIFORNIA 95032, OR AT TELEPHONE NUMBER (408) 354-6582.

COMMUNICATING WITH THE BOARD OF DIRECTORS

In order to communicate with the Board of Directors as a whole, with non-management directors or with specified individual directors, correspondence may be directed to the Secretary at 100 Cooper Court, Los Gatos, California 95032.

Stockholders may propose business to be brought before an Annual Meeting. In order for a stockholder to submit a proposal for consideration at Procera’s Annual Meeting, the stockholder must fulfill the requirements set forth in Rule 14a-8 setting forth specified information with respect to the stockholder and additional information as would be required under Regulation 14A under the Exchange Act and Rule 14a-8 for a Proxy Statement used to solicit proxies for such nominee. In general, the notice must be delivered not less than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s mailing date of the Annual Meeting’s Proxy Statement.

If you intend to propose any matter for action at our 2006 Annual Meeting of Stockholders and wish to have the proposal included in our Proxy Statement, you must submit your proposal to the Secretary of Procera Networks, Inc. at 100 Cooper Court, Los Gatos, California 95032, not less than 120 calendar days before the date of the Company’s Proxy Statement released to the stockholders in connection with the previous year’s annual meeting. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Only then can we consider your proposal for inclusion in our Proxy Statement and proxy relating to the 2006 Annual Meeting.

__________________________
Douglas J. Glader
President and Chief Executive Officer
Campbell, California
September __, 2005

Exhibit A

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1. Name of corporation:	PROCERA NETWORKS, INC.

2. The articles have been amended as follows (provide article numbers, if available):
FOURTH: The total number of shares of capital stock which this corporation shall have authority to issue is One Hundred Fifteen Million (115,000,000) with a par value of $.001 per share. One Hundred Million (100,000,000) of those shares are Common Stock and Fifteen Million (15,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___________________________________.*

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule	Nevada Secretary of State AM78.385 Amended 2003
Revised on: 11/03/03

EXHIBIT B

AMENDED 2004 STOCK OPTION PLAN

PROCERA NETWORKS, INC.
AMENDED 2004 STOCK OPTION PLAN

1.	PURPOSES OF THE PLAN

The purposes of this Amended 2004 Stock Option Plan (the "Plan") of Procera Networks, Inc., a Nevada corporation (the "Company") are to:

(i)     Encourage employees to accept or continue employment with the Company or its Affiliates; and

(ii)     Increase the interest of officers, directors, key employees and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company ("Common Stock").

Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQOs").

2.	ELIGIBLE PERSONS

Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) (including employees who are also officers or directors of the Company or of any Affiliate) is eligible to receive ISO's or NQO's under this Plan. The term "Affiliate," as used in the Plan, means a parent or subsidiary corporation, as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. Every person who is a director of or consultant to the Company or any Affiliate at the date of grant of an Option is eligible to receive NQOs under this Plan.

3.	STOCK SUBJECT TO THIS PLAN

Subject to the provisions of Section 6.1.1 of the Plan, the maximum aggregate number of shares of stock that may be granted pursuant to this Plan is Five Million (5,000,000) shares of Common Stock. The shares unexercised shall become available again for grants under the Plan.

4.	ADMINISTRATION

4.1     Administrator. This Plan shall be administered by the Board of Directors of the Company (the "Board") or a committee, director, or officer appointed by the Board, which committee shall be constituted to comply with all applicable federal and state laws (the Board, or such committee appointed by the Board, shall be the "Administrator"). The Administrator shall not be liable for any decision, action, or omission respecting the Plan, any options, or any option shares.

4.2     Disinterested Administration. This Plan shall be administered in accordance with the disinterested administrative requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.

4.3     Authority of the Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market of the Common Stock subject to Options, in accordance with Section 6.1.11 of this Plan; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) or accelerate the exercise date or vesting of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan.

4.4     Determinations Final. All questions of interpretation, implementation, and application of this Plan shall be determined by the Board. Such determinations shall be final and binding on all persons.

5.	GRANTING OF OPTIONS: STOCK OPTION AGREEMENT

5.1     Ten-Year Term. No Options shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board.

5.2     Stock Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, in form satisfactory to the Company (as set forth on EXHIBIT A attached hereto), executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute a Stock Option Agreement shall not invalidate the granting of any Option.

5.3     Designation as ISO or NQO. The Stock Option Agreement shall specify whether each Option it evidences is a NQO or an ISO. Notwithstanding designation of any Option as an ISO or a NQO, if the aggregate fair market value of the shares under Options designated as ISOs which would become exercisable for the first time by any Optionee at a rate in excess of one hundred thousand dollars ($100,000) in any calendar year (under all plans of the Company), then, unless otherwise provided in the Stock Option Agreement or by the Administrator, such Options shall be NQOs to the extent of the excess above one hundred thousand dollars ($100,000). For purposes of this Section 5.3, Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time the Option, with respect to such shares, is granted.

5.4     Grant to Prospective Employees. The Administrator may approve the grant of Options under this Plan to persons who are expected to become employees of the Company, but who are not employees at the date of approval. In such cases, the Option shall be deemed granted, without further approval, on the date the optionee is first treated as an employee for payroll purposes.

6.	TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be designated as a ISO or an NQO. Each Option shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1     Terms and Conditions to Which Options Are Subject. Options granted under this Plan shall, as provided in Section 6, be subject to the following terms and conditions:

6.1.1     Changes in Capital Structure. The existence of outstanding Options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business, or any other corporate act whether similar to the events described above or otherwise. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, or other event, or converted into or exchanged for other securities as a result of a merger, consolidation, reorganization, or other event, appropriate adjustments shall be made in the number and class of shares of stock subject to this Plan and each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result to any such adjustments. Each such adjustment shall be subject to approval by the Administrator, in its sole discretion, and may be made without regard to any resulting tax consequence to the optionee.

 6.1.2     Corporate Transactions. In connection with: (i) any merger, consolidation, acquisition, separation, or reorganization in which more than fifty percent (50%) of the shares of the Company outstanding immediately before such event are converted into cash or into another security; (ii) any dissolution or liquidation of the Company or any partial liquidation involving fifty percent (50%) or more of the assets of the Company; (iii) any sale of more than fifty percent (50%) of the Company's assets; or (iv) any like occurrence in which the Company is involved, the Administrator may, in its absolute discretion, do one or more of the following upon ten days' prior written notice to all optionees: (a) accelerate any vesting schedule to which an Option is subject; (b) cancel Options upon payment to each optionee in cash, with respect to each Option to the extent then exercisable, of any amount which, in the absolute discretion of the Administrator, is determined to be equivalent to any excess of the market value (at the effective time of such event) of the consideration that such optionee would have received if the Option had been exercised before the effective time over the exercise price of the Option; (c) shorten the period during which such Options are exercisable (provided they remain exercisable, to the extent otherwise exercisable, for at least ten days after the date the notice is given); or (d) arrange that new option rights be substituted for the option rights granted under this Plan, or that the Company's obligations as to Options outstanding under this Plan be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation. The actions described in this Section 6.1.2 may be taken without regard to any resulting tax consequence to the optionee.

6.1.3     Time of Option Exercise. Except as necessary to satisfy the requirements of Section 422 of the Code and subject to Section 5, Options granted under this Plan shall be exercisable at such times as are specified in the written Stock Option Agreement relating to such Option: provided, however, that so long as the optionee is a director or officer, as those terms are used in Section 16 of the Exchange Act, such Option may not be exercisable, in whole or in part, at any time prior to the six (6) month anniversary of the date of the Option grant, unless the Administrator determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 or that Rule 16b-3 is not applicable to the Plan. No Option shall be exercisable, however, until a written Stock Option Agreement, in form satisfactory to the Company (as set forth in EXHIBIT A attached hereto), is executed by the Company and the optionee. The Administrator, in its absolute discretion, may later waive any limitations respecting the time at which an Option or any portion of an Option first becomes exercisable.

6.1.4     Option Grant Date. Except as provided in Section 5.4, or as otherwise specified by the Board, the date of grant of an Option under this Plan shall be the date as of which the Board approves the grant.

6.1.5     Nonassignability of Option Rights. No Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order (limited in the case of an ISO, to a qualified domestic relations order that effects a transfer of an ISO that is community property as part of a division of community property). During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6     Payment. Payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company.

6.1.7     Termination of Employment. Unless determined otherwise by the Board in its absolute discretion to the extent not already expired or exercised, every Option granted under this Plan shall terminate at the earlier of: (a) the Expiration Date (as defined in Section 6.1.11); or (b) upon the date of termination of employment with the Company or any Affiliate; provided that if termination of employment is due to the optionee's "disability" (as determined in accordance with Section 22(e)(3) of the Code), the optionee, or the optionee's personal representative, may at any time within one-hundred eighty (180) days after the termination of employment (or such lesser period as is specified in the stock option agreement, but in no event after the Expiration Date of the Option), exercise the option to the extent it was exercisable at the date of termination; and provided further that if termination of employment is due to the Optionee's death, the Optionee's estate or a legal representative thereof, may at any time within and including one-hundred eighty (180) days after the date of death of Optionee (or such lesser period as is specified in the Stock Option Agreement, but in no event after the Expiration Date of the Option), exercise the option to the extent it was exercisable at the date of termination. Transfer of an optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence due to sickness, military service, or other cause duly approved by the Company, shall not be deemed a termination of employment for purposes of this Plan. For the purpose of this Section 6.1.7, "employment" means engagement with the Company or any Affiliate of the Company either as an employee, a director, or a consultant.

6.1.8     Withholding and Employment Taxes. At the time of exercise of a Non-Qualified Option (or at such later time(s) as the Company may prescribe), the optionee shall remit to the Company in cash all applicable (as determined by the Company in its sole discretion) federal and state withholding taxes.

6.1.9     Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not consistent with this Plan as may be determined by the Board, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

6.1.10     Determination of Value. For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

(i)     If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System or the Over the Counter Bulletin Board, its fair market value shall be the closing bid price for the shares of common stock of the Company on the last business day prior to date of grant, as reported in the Wall Street Journal.

(ii)     If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there is no quoted price for the date of grant, then for the last preceding business day on which there was a quoted price).

(iii)     If the stock of the Company is as described in Section 6.1.10(i) or (ii), but is restricted by law, contract, market conditions, or otherwise as to salability or transferability, its fair market value shall be as set forth in Section 6.1.10(i) or (ii), as appropriate, less, as determined by the Board, an appropriate discount, based on the nature and terms of the restrictions.

(iv)     In the absence of an established market for the stock, the fair market value thereof shall be determined by the Board, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

6.1.11     Option Term. No Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as set forth in the stock option agreement (the end of the maximum exercise period stated in the Stock Option Agreement is referred to in this Plan as the "Expiration Date"). No ISO granted to any person who owns, directly or by attribution, stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or any Affiliate ( a "Ten Percent Stockholder") shall be exercisable more than five (5) years after the date of grant.

6.1.12     Exercise Price. The exercise price of any Option granted to any Ten Percent Stockholder shall in no event be less than one hundred and ten percent (110%) of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.1.13     Compliance with Securities Laws. The Company shall not be obligated to offer or sell any shares upon exercise of an Option unless the shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable state and local securities laws. The Company shall have no obligation to register the shares under the federal securities laws or take whatever other steps may be necessary to enable the shares to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Option shares or subsequent transfers of any interest in the shares to comply with applicable securities laws. Stock certificates evidencing shares acquired upon exercise of options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan, or the Stock Option Agreement evidencing the Option.

6.2     Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQO's shall be subject to the following additional terms and conditions:

6.2.1     Exercise Price. Except as set forth in Section 6.1.13, the exercise price of a NQO shall not be less than eighty five (85) percent of the fair market value (determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

6.3     Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISO's shall be subject to the following additional terms and conditions:

6.3.1     Exercise Price. Except as set forth in Section 6.1.13, the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2     Disqualifying Dispositions. If stock acquired upon exercise of an ISO is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall notify the Company in writing of the date and terms of the disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure any related income tax deduction to which it is entitled.

7.	MANNER OF EXERCISE

7.1     Notice of Exercise. An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder, accompanied by payment of the exercise price and, if required, by payment of any federal or state withholding or employment taxes required to be withheld by virtue of exercise of the Option, will be considered as the date such Option was exercised.

7.2     Issuance of Certificates. Subject to applicable provisions set forth in the Stock Option Agreement, promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. Unless the Company specifies otherwise, an optionee or transferee of an optionee shall not have any privileges as a shareholder with respect to any stock covered by the Option until the date of issuance of a stock certificate. Subject to Section 6.1.1 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.

8.     EMPLOYMENT RELATIONSHIP Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment at any time, nor confer upon any optionee any right to continue in the employ of the Company or any of its Affiliates.

9.     AMENDMENTS TO PLAN The Board may amend this Plan at any time. Without the consent of an optionee, no amendment may affect outstanding Options except to conform this Plan and ISOs granted under this Plan to federal or other tax laws relating to incentive stock options. No amendment shall require shareholder approval unless shareholder approval is required to preserve incentive stock option treatment for tax purposes, or the Board otherwise concludes that shareholder approval is advisable.

10.     SHAREHOLDER APPROVAL: TERM The Board of Directors of the Company adopted this Plan as of September 3, 2004. This Plan shall terminate ten (10) years after initial adoption by the Board unless terminated earlier by the Board. The Board may terminate this Plan without shareholder approval. No Options shall be granted after termination of this Plan, but termination shall not affect rights and obligations under then-outstanding Options.

EXHIBIT A

PROCERA NETWORKS, INC.
STOCK OPTION AGREEMENT

This Stock Option Agreement (the "Agreement"), by and between Procera Networks, Inc., a Nevada corporation (the "Company"), and ________________ ("Optionee"), is made effective as of this ___ day of _____________.

RECITALS

A.     Pursuant to the Procera Networks, Inc., Amended 2004 Stock Option Plan (the "Plan"), the Board of Directors of the Company (the "Board") has authorized the grant of an option to purchase common stock of the Company ("Common Stock") to Optionee, effective on the date indicated above, thereby allowing Optionee to acquire a proprietary interest in the Company in order that Optionee will have further incentive for continuing his or her employment by, and increasing his or her efforts on behalf of, the Company or an Affiliate of the Company.

B.     The Company desires to issue a stock option to Optionee and Optionee desires to accept such stock option on the terms and conditions set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.    Option Grant. The Company hereby grants to the Optionee, as a separate incentive and not in lieu of any fees or other compensation for his or her services, an option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ___________________ (_____) shares of authorized but unissued shares of Common Stock, at the Purchase Price set forth in paragraph 2 of this Agreement.

2.     Purchase Price. The Purchase Price per share (the "Option Price") shall be $______ which is not less than one hundred percent (100%) of the fair market value per share of Common Stock on the date hereof. The Option Price shall be payable in the manner provided in paragraph 9 below.

3.     Adjustment. The number and class of shares specified in paragraph 1 above, and the Option Price, are subject to appropriate adjustment in the event of certain changes in the capital structure of the Company such as stock splits, recapitalizations and other events which alter the per share value of Common Stock or the rights of holders thereof. In connection with: (i) any merger, consolidation, acquisition, separation, or reorganization in which more than fifty percent (50%) of the shares of the Company outstanding immediately before such event are converted into cash or into another security; (ii) any dissolution or liquidation of the Company or any partial liquidation involving fifty percent (50%) or more of the assets of the Company; (iii) any sale of more than fifty percent (50%) of the Company's assets; or (iv) any like occurrence in which the Company is involved, the Company may, in its absolute discretion, do one or more of the following upon ten days' prior written notice to the Optionee: (a) accelerate any vesting schedule to which this option is subject; (b) cancel this option upon payment to the Optionee in cash, to the extent this option is then exercisable, of any amount which, in the absolute discretion of the Company, is determined to be equivalent to any excess of the market value (at the effective time of such event) of the consideration that the Optionee would have received if this option had been exercised before the effective time over the Option Price; (c) shorten the period during which this option is exercisable (provided that this option shall remain exercisable, to the extent otherwise exercisable, for at least ten (10) days after the date the notice is given); or (d) arrange that new option rights be substituted for the option rights granted under this option, or that the Company's obligations under this option be assumed, by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation. The actions described in this paragraph 3 may be taken without regard to any resulting tax consequence to the Optionee.

4.     Option Exercise. On the date six (6) months after the Optionee's hiring date, so long as Optionee is still employed by the Company, the right to exercise this option will vest as to twenty-five percent (25%) of the number of shares subject to this option. Thereafter, the right to exercise the remainder of this option will vest on the last calendar day of each month at a rate of 1/36th of the remaining shares subject to this option. Shares entitled to be, but not, purchased as of any vesting date may be purchased at any subsequent time, subject to paragraphs 5 and 6 below. The number of shares which may be purchased at any time will be rounded up to the nearest whole number. No partial exercise of the option may be for an aggregate exercise price of less than One Hundred Dollars ($100). In order to exercise any part of this option, Optionee must agree to be bound by the Company's Shareholder Buy-Sell Agreement, if any, existing at the time of the exercise of this Option.

5.     Termination of Option. This option may not be exercised after, and will completely expire on, the close of business on the date ten (10) years after the effective date of this Agreement, unless terminated sooner pursuant to paragraph 6 below.

6.     Termination of Employment. In the event of termination of Optionee's employment with the Company for any reason, this option will terminate immediately upon the date of the termination of Optionee's employment, unless terminated earlier pursuant to paragraph 5 above. Optionee shall have sixty (60) days after such termination to exercise any vested options. However, (i) if termination is due to the death of Optionee, the Optionee's estate or a legal representative thereof, may at any time within and including one-hundred eighty (180) days after the date of death of Optionee, exercise the option to the extent it was exercisable at the date of termination; or (ii) if termination is due to Optionee's "disability" (as determined in accordance with Section 22(e)(3) of the Internal Revenue Code), Optionee may, at any time, within one-hundred eighty (180) days following the date of this Agreement, exercise the option to the extent it was exercisable at the date of termination. If the Optionee or his or her legal representative fails to exercise the option within the time periods specified in this paragraph 6, the option shall expire. The Optionee or his or her legal representative may, on or before the close of business on the earlier of the date for exercise set forth in paragraph 5 or the dates specified in paragraph 4 above, exercise the option only to the extent Optionee could have exercised the option on the date of such termination of employment pursuant to paragraphs 4 and 5 above.

7.     Transferability. This option will be exercisable during Optionee's lifetime only by Optionee. Except as otherwise set forth in the Plan, this option will be non-transferable.

8.     Method of Exercise. Subject to paragraph 10 below, this option may be exercised by the person then entitled to do so as to any vested shares which may then be purchased by delivering to the Company an exercise notice in the form attached hereto as Exhibit A and:

a.     full payment in cash of the Option Price thereof (and the amount of any tax the Company is required by law to withhold by reason of such exercise); and

b.     payment of any withholding or employment taxes, if any.

The Company will issue a certificate representing the shares so purchased within a reasonable time after its receipt of such notice of exercise, payment of the Option Price and withholding or employment taxes, and execution of any other appropriate documentation, with appropriate certificate legends.

9.     Securities Laws. The issuance of shares of Common Stock upon the exercise of the option will be subject to compliance by the Company and the person exercising the option with all applicable requirements of federal and state securities and other laws relating thereto. No person may exercise the option at any time when, in the opinion of counsel to the Company, such exercise is not permitted under applicable federal or state securities laws. Nothing herein will be construed to require the Company to register or qualify any securities under applicable federal or state securities laws, or take any action to secure an exemption from such registration and qualification for the issuance of any securities upon the exercise of this option.

10.     No Rights as Shareholder. Neither Optionee nor any person claiming under or through Optionee will be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares issuable upon the exercise of the option, unless and until this option is properly and lawfully exercised.

11.     No Right to Continued Employment. Nothing in this Agreement will be construed as granting Optionee any right to continued employment. EXCEPT AS THE COMPANY AND OPTIONEE WILL HAVE OTHERWISE AGREED IN WRITING, OPTIONEE'S EMPLOYMENT WILL BE TERMINABLE BY THE COMPANY, AT WILL, WITH OR WITHOUT CAUSE FOR ANY REASON OR NO REASON. Except as otherwise provided in the Plan, the Board in its sole discretion will determine whether any leave of absence or interruption in service (including an interruption during military service) will be deemed a termination of employment for the purpose of this Agreement.

12.     Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Secretary, at its executive offices, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Optionee will be in writing and delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to Optionee at the address set forth beneath Optionee's signature in writing. Any such notice will be deemed to have been duly given where deposited in a United States post office in compliance with the foregoing.

13.     Non-Transferrable. Except as otherwise provided in the Plan or in this Agreement, the option herein granted and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this option will immediately become null and void.

14.     Successor. Subject to the limitation on the transferability of the option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

15.     California Law. This Agreement will be governed by and construed in accordance with the laws of the State of California.

16.    Type of Option. The option granted in this Agreement:

a.     ☐     Is intended to be an Incentive Stock Option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

b.     ☐     Is a non-qualified Option and is not intended to be an ISO.

17.     Plan Provisions Incorporated by Reference. A copy of the Plan is attached hereto as Exhibit B and incorporated herein by this reference.

18.     Terms. Capitalized terms used herein, except as otherwise indicated, shall have the same meaning as those terms have under the Plan.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:	PROCERA NETWORKS, INC.
By:
Title:

OPTIONEE:

Address:

PROXY

PROCERA NETWORKS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas J. Glader with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of Common Stock of Procera Networks, Inc. held of record by the undersigned on August 26, 2005, at the Annual Meeting of stockholders to be held at the Company’s offices located at 100 Cooper Court, Los Gatos, California, 95032, on Wednesday, October 12, 2005, at 9:30 a.m., Pacific Daylight Savings Time or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 , 3 AND 4.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROCERA NETWORKS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE STOCKHOLDER’S SPECIFICATIONS ON THE REVERSE SIDE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report.

(To be signed on the other side)

PROCERA NETWORKS, INC.
100 COOPER COURT
LOS GATOS, CALIFORNIA 95032
ATTN: JAY ZERFOSS

VOTE BY MAIL
Mark, sign, and date the enclosed proxy card and return it in the postage-paid envelope we have provided or return it to Procera Networks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN	PRNW	KEEP THIS PORTION FOR YOUR RECORDS
BLUE OR BLACK INK AS FOLLOWS:		DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROCERA NETWORKS, INC.

1. Election of two (2) Directors of the Company to serve until the next Annual Meeting of stockholders and until their successors have been duly elected and qualified:

01)	Douglas J. Glader, 02) Thomas Williams

For All	Withhold All	For All Except:	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
☐	☐	☐

Vote On Proposals

2. The ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent accountants for the fiscal year ending January 1, 2006:

For	Against	Abstain
☐	☐	☐

3. Increasing the authorized shares of Common Stock from 50,000,000 to 100,000,000 and the authorized shares of Preferred Stock from 5,000,000 to 15,000,000:

For	Against	Abstain
☐	☐	☐

4. The ratification of the amended 2004 Procera Networks Stock Option Plan:

For	Against	Abstain
☐	☐	☐

5. The transaction of such other business as may properly come before the meeting or any adjournment thereof:

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners)